UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Schedule 14A Information

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

(Amendment No. )

Filed by the Registrant ☒

Filed by a party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

DMK PHARMACEUTICALS CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

On November 14, 2023, DMK Pharmaceuticals Corporation commenced mailing a letter to its stockholders in connection with the adjournment of its 2023 Annual Meeting of Stockholders. A copy of the letter to stockholders follows:

*** YOUR VOTE IS IMPORTANT ***

November 14, 2023

Dear DMK Pharmaceuticals Stockholder:

On November 9, 2023, DMK Pharmaceuticals Corporation (the “Company”) adjourned its 2023 Annual Meeting of Stockholders to November 30, 2023, at 9:00 a.m. Pacific. The Annual Meeting will be held virtually on the Internet at:

www.virtualshareholdermeeting.com/DMK2023

A certain number of votes must be received to constitute a quorum for the transaction of business at the Annual Meeting. To meet this requirement and allow stockholders additional time to exercise their voting rights, the Company adjourned its Annual Meeting. As a result, you still have an opportunity to vote.

You were a stockholder of the Company as of the close of business on October 6, 2023. We are sending this reminder notice because, according to records from the vote processor, your shares are unvoted. Voting is quick and easy. Regardless of the number of shares you own, your vote is important. Whether or not you plan to attend virtually, please cast your vote as promptly as possible so that your shares will be voted at the adjourned Annual Meeting.

We urge you to promptly submit your vote by Internet using the control number located on the enclosed proxy card or by following the instructions that accompanied your voting instruction form provided by your broker, bank or other nominee.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Saratoga Proxy Consulting, at (888) 368-0379 or (212) 257-1311.

The Company’s proxy materials, along with its Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available at www.proxyvote.com.

Thank you for your continued support,

DMK Pharmaceuticals Corporation